Exhibit 99.2

Triton Funds to Invest up to $2.3 Million in RocketFuel

Crypto payment processing company to aggressively accelerate sales, marketing and execution of product roadmap

Santa Monica, CA, Mar 3, 2021 — RocketFuel Blockchain, Inc. (OTC: RKFL) (“RocketFuel” or the “Company”), a developer of online payment solutions via bitcoin and other cryptocurrencies, today announced it has secured up to $2.3 million in equity financing by Triton Funds, the nation’s largest student-managed investment fund.

The funding consists of up to $1 million in common stock purchases plus a 5-year warrant to purchase an additional $1.3 million in common stock. The stock purchases may be made in tranches at RocketFuel’s option once a registration statement covering the purchased shares becomes effective, and may continue through December 31, 2022.

Closing this funding round combined with the breadth and profile of investors demonstrates the widespread support for RocketFuel’s novel payment processing solutions along with consumer data privacy protections. The $1 million stock purchase commitment brings the total equity funds raised and committed by private investors in RocketFuel since September 2019 to $2.4 million, including $1.4 million from other private investors.

The funds will be used to accelerate RocketFuel’s growth, which aims to aggressively on-board eCommerce stores and merchants across North America and enable the company to continue providing merchants competitive pricing options compared to high credit card fees and at the same time improving shopping cart experience for their customers.

Casey Barraza of Triton Funds commented: “We believe strongly in the future of crypto payment systems for the E-Commerce industry. RocketFuel’s payment solution converts users into life long customers by adding real value and experiences that cannot be matched by traditional payment processing solutions. We were impressed with RocketFuel’s deep management team and advanced technology. We look forward to a long relationship with RocketFuel as we provide critical growth capital.”

Peter Jensen, RocketFuel’s CEO, stated: “We are excited to welcome Triton Funds as an investor in RocketFuel. Triton’s strong investment record and its understanding of businesses that are attractive to the millennial generation makes them an ideal capital partner for our company. With this investment, we can continue to fund our product development and ramp up our sales and marketing as we move towards our first product launch this quarter.”

About RocketFuel Blockchain, Inc.

RocketFuel Blockchain Inc. is a crypto payments company bringing highly efficient shopping cart experience, check-out payment options using bitcoin and other cryptocurrencies along with consumer privacy protection solutions to eCommerce stores and merchants and their customers.

The technologies developed by RocketFuel are designed to focus on enhanced customer privacy protection eliminating the risk of data breach while increasing the speed, the security and the ease of use. RocketFuel believes that users of its technologies will be able to enjoy seamless check-out and forget about the clunky cart paradigm of the past. We also believe merchants will be able to implement new impulse buying schemes and generate new sales channels that may be unavailable in present day eCommerce sites. More information about RocketFuel is available at: www.RocketFuelBlockchain.com

About Triton Funds

Triton Funds is the largest independent student-run fund in the nation providing students real-life opportunities in the Venture Capital and Private Equity industry. By utilizing alternative investment strategies with a millennial outlook, Triton helps stand still businesses emerge into industry leaders. Their growth driven cycle yields efficient advancements for students, investors, companies, and the community. More information about Triton Funds is available at: www.TritonFunds.com

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Contact

Press - Press@RocketFuelBlockchain.com

Investors - Bennett Yankowitz, 424.256.8560